Exhibit 99.1

Media Relations Contact:	Investor Relations Contact:
Phillip Tree	Matthew Langdon
TIBCO Software Inc.	TIBCO Software Inc.
(650) 846-8529	(650) 846-5747
ptree@tibco.com	mlangdon@tibco.com

TIBCO SOFTWARE REPORTS RECORD THIRD QUARTER FINANCIAL RESULTS

Total Revenue Up 20% and License Revenue Up 28% Year Over Year

PALO ALTO, Calif., September 25, 2008 – TIBCO Software Inc. (Nasdaq: TIBX) today announced results for its third quarter, which ended on August 31, 2008.

Total revenue for the third quarter of fiscal 2008 was $162.3 million and net income was $11.1 million, or $0.06 per diluted share. This compares to total revenue of $135.1 million and net income of $4.6 million, or $0.02 per diluted share, as reported for the third quarter of fiscal 2007.

On a non-GAAP basis, net income for the third quarter of fiscal 2008 was $19.6 million or $0.11 per diluted share, compared with $12.1 million or $0.06 per diluted share for the third quarter of fiscal 2007. Non-GAAP operating income for the third quarter of fiscal 2008 was $28.7 million, as compared to non-GAAP operating income of $16.3 million in the third quarter of fiscal 2007. Non-GAAP results exclude stock-based compensation expense, amortization of acquired intangible assets, acquired in-process research and development, restructuring activities and investment activities and assume a non-GAAP effective tax rate of 33% for fiscal 2008 and 35% for fiscal 2007.

“We saw 20% year-over-year revenue growth in each of the Americas, EMEA and Asia-Pacific regions this quarter,” said Vivek Ranadivé, TIBCO’s chairman and chief executive officer. “From a vertical market perspective, Government, Energy and Telecommunications did particularly well with year-over-year growth of 134%, 78% and 61%, respectively. Our products provide the infrastructure software platform for a wide and growing range of industries and business processes, and we feel well positioned to command and capture an increasing share of enterprise software spend.”

Third Quarter Fiscal 2008 Highlights

•	Total revenue rose 20% year over year to $162.3 million.

•	License revenue rose 28% year over year to $67.5 million.

•	Services and maintenance revenue rose 15% year over year to $94.8 million.

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Cash flow from operations for the quarter was $22.5 million, putting year-to-date cash flow from operations at $114.8 million. This compares to $71.9 million for the first three quarters of fiscal 2007, for an increase of 60% year over year.

•	The number of license deals over $100,000 rose to 101, with 14 deals over $1 million.

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TIBCO expanded its business with leading companies in Q3 such as Autodesk, BMC Software, Embratel, Energy Australia, Eni S.p.A., KPN, Ontario Teachers’ Pension Plan Board, State of Ohio Job Family Services, TD Ameritrade, Toshiba, and Urban Outfitters.

Conference Call Details

TIBCO has scheduled a conference call for 4:30 pm ET / 1:30 pm PT today to discuss its third quarter results. The conference call may be accessed over the internet at www.tibco.com or via dial-in at 877-718-5099 or 719-325-4801. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available until midnight on October 25, 2008 at www.tibco.com or via dial-in at 888-203-1112 or 719-457-0820. The pass code for both the call and the replay is 4382850.

About TIBCO

TIBCO’s technology digitized Wall Street in the ‘80s with event-driven “Information Bus” software, which helped make real-time business a strategic differentiator in the ‘90s. Today, TIBCO’s infrastructure software gives customers the ability to constantly innovate by connecting applications and data in a service-oriented architecture, streamlining activities through business process management, and giving people the information and intelligence tools they need to make faster and smarter decisions, what we call The Power of Now®. TIBCO serves more than 3,000 customers around the world with offices in more than 20 countries and an ecosystem of over 200 partners. Learn more at www.tibco.com.

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TIBCO, The Power of Now, Spotfire and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Measures.”

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. The final financial results for third quarter of fiscal year 2008 may differ materially from the preliminary results presented in this release due to factors that include, but are not limited to, risks associated with the final review of the results and preparation of financial statements. In addition, forward-looking statements such as statements regarding TIBCO’s position and ability to capture an increasing share of enterprise software spend are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks include but are not limited to: adverse changes in general economic or market conditions resulting in delays or reductions in information technology spending; successful execution of TIBCO’s business plans; and competitive factors, including but not limited to pricing pressures, industry consolidation and new product introductions. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2007 and Quarterly Report on Form 10-Q for the quarter ended June 1, 2008. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	August 31, 2008	November 30, 2007
ASSETS
Current assets:
Cash and cash equivalents	$270,154	$170,237
Short-term investments	10,269	95,534
Accounts receivable, net	110,656	161,730
Prepaid expenses and other current assets	45,418	53,540

Total current assets	436,497	481,041
Property and equipment, net	105,551	111,390
Goodwill	388,824	412,256
Acquired intangible assets, net	85,569	110,930
Long-term deferred income tax assets	42,964	35,307
Other assets	42,203	47,535

Total assets	$1,101,608	$1,198,459

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,315	$12,076
Accrued liabilities	84,681	95,526
Accrued excess facilities costs	4,434	5,421
Deferred revenue	131,146	127,200
Current portion of long-term debt	2,005	1,924

Total current liabilities	236,581	242,147
Accrued excess facilities costs, less current portion	7,065	10,811
Long-term deferred revenue	10,261	14,319
Long-term deferred income tax liabilities	2,966	25,821
Long-term income tax liabilities	12,412	—
Long-term debt, less current portion	43,043	44,558
Other long-term liabilities	4,228	5,006

Total long-term liabilities	79,975	100,515

Total liabilities	316,556	342,662

Minority interest	488	401
Total stockholders’ equity	784,564	855,396

Total liabilities and stockholders’ equity	$1,101,608	$1,198,459

TIBCO Software Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except net income per share)

	Three Months Ended		Nine Months Ended
	August 31, 2008	September 2, 2007	August 31, 2008	September 2, 2007
Revenue:
License revenue	$67,542	$52,593	$182,991	$159,704
Service and maintenance revenue:
Service and maintenance	92,256	80,608	269,164	226,233
Reimbursable expenses	2,539	1,913	6,792	5,348

Total service and maintenance revenue	94,795	82,521	275,956	231,581

Total revenue	162,337	135,114	458,947	391,285

Cost of revenue:
License	7,193	6,632	21,957	15,433
Service and maintenance	38,083	34,771	111,941	97,355

Total cost of revenue	45,276	41,403	133,898	112,788

Gross profit	117,061	93,711	325,049	278,497

Operating expenses:
Research and development	28,496	23,843	80,706	66,855
Sales and marketing	55,683	48,755	166,525	138,137
General and administrative	13,468	13,664	40,257	38,529
Restructuring adjustment	—	(1,095)	—	(1,095)
Amortization of acquired intangible assets	4,156	4,058	12,531	9,000
Acquired in-process research and development	—	1,600	—	1,600

Total operating expenses	101,803	90,825	300,019	253,026

Income from operations	15,258	2,886	25,030	25,471
Interest income	1,925	2,842	7,427	14,948
Interest expense	(810)	(641)	(2,528)	(1,654)
Other income (expense), net	(319)	330	(287)	(1,237)

Income before provision for income taxes and minority interest	16,054	5,417	29,642	37,528
Provision for income taxes	4,917	731	9,391	13,215
Minority interest, net of tax	24	52	131	70

Net income	$11,113	$4,634	$20,120	$24,243

Net income per share:
Basic	$0.06	$0.02	$0.11	$0.12

Diluted	$0.06	$0.02	$0.11	$0.12

Shares used to compute net income per share:
Basic	179,094	193,817	182,496	202,263

Diluted	183,154	200,128	186,402	209,439

TIBCO Software Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Nine Months Ended
	August 31, 2008	September 2, 2007
Cash flows from operating activities:
Net income	$20,120	$24,243
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	11,957	12,115
Amortization of acquired intangible assets	24,319	15,497
Stock-based compensation	15,618	12,825
Acquired in-process research and development	—	1,600
Deferred income tax	(20,484)	(3,774)
Tax benefits related to stock benefit plans	13,050	7,280
Excess tax benefits from stock-based compensation	(10,812)	(8,652)
Minority interest, net of tax	131	70
Other non-cash adjustments, net	583	(1,388)
Changes in assets and liabilities:
Accounts receivable	49,504	41,648
Prepaid expenses and other assets	12,277	(6,852)
Accounts payable	2,071	(4,270)
Accrued liabilities and excess facilities costs	(2,659)	(21,363)
Deferred revenue	(855)	2,930

Net cash provided by operating activities	114,820	71,909

Cash flows from investing activities:
Purchases of short-term investments	(37,047)	(140,928)
Maturities and sales of short-term investments	121,896	430,811
Purchases of private equity investments	(29)	(59)
Proceeds from private equity investments	347	737
Cash used in acquisition, net of cash received	—	(181,336)
Purchases of property and equipment	(6,464)	(10,020)
Restricted cash pledged as security	53	(275)

Net cash provided by investing activities	78,756	98,930

Cash flows from financing activities:
Proceeds from issuance of common stock	10,295	21,515
Repurchases of the Company’s common stock	(110,687)	(226,932)
Excess tax benefits from stock-based compensation	10,812	8,652
Principal payments on long-term debt	(1,434)	(5,484)
Proceeds from minority investors	—	189

Net cash used for financing activities	(91,014)	(202,060)

Effect of foreign exchange rate changes on cash and cash equivalents	(2,645)	1,422

Net change in cash and cash equivalents	99,917	(29,799)
Cash and cash equivalents at beginning of period	170,237	138,912

Cash and cash equivalents at end of period	$270,154	$109,113

About Non-GAAP Financial Measures

TIBCO provides non-GAAP measures for operating income, net income and net income per share data as supplemental information regarding TIBCO’s business performance. TIBCO believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. TIBCO’s management excludes these non-operating charges when it internally evaluates the performance of TIBCO’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential revenue generation activities of TIBCO. Accordingly, management excludes gains and losses on equity investments, costs related to formal restructuring plans, stock-based compensation related to employee stock options, the amortization of acquired intangible assets and charges for acquired in-process research and development, and the income tax effects of the foregoing, as well as adjustments for the impact of changes in the valuation allowance recorded against TIBCO’s deferred tax assets when making operational decisions.

TIBCO believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand TIBCO’s financial performance on a trended basis across historical periods. In addition, it allows investors to evaluate TIBCO’s performance using the same methodology and information as that used by TIBCO’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, GAAP and thus TIBCO’s definition may be different from similar non-GAAP measures used by other companies and/or analysts. However, TIBCO’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. In addition, some items such as restructuring charges that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. TIBCO has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate TIBCO’s business performance in the way that management does.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Stock-based Compensation

TIBCO incurs stock-based compensation expense under SFAS 123(R). TIBCO excludes this item for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that TIBCO believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods (including prior periods following the adoption of SFAS 123(R)). The exclusion of stock-based compensation from the non-GAAP measures also allows a consistent comparison of TIBCO’s relative historical financial performance, since the method for accounting for stock-based compensation changed at the beginning of fiscal 2006 when TIBCO adopted SFAS 123(R). Finally, TIBCO believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Amortization of Intangible Assets

TIBCO has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions TIBCO has made. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating this expense from its non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of TIBCO’s acquisition transactions, which also vary substantially in frequency from period to period.

Acquired In Process Research and Development

TIBCO recorded charges for acquired in-process research and development (“IPR&D”), included in its GAAP presentation of operating expense, in connection with its acquisitions. These amounts were expensed on the acquisition dates as the acquired technology had not yet reached technological feasibility and had no future alternative uses. There can be no assurance that acquisition of businesses, products or technologies in the future will not result in substantial charges for acquired IPR&D. Accordingly, acquired IPR&D are non-recurring and generally unpredictable. TIBCO believes that eliminating this expense, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, is useful to investors.

Restructuring Activities

TIBCO has incurred restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to a formal restructuring plan. TIBCO excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, when it evaluates the continuing business performance of TIBCO. TIBCO believes that these items are not consistently recurring and do not necessarily reflect expected future operating expense, nor does TIBCO believe that they provide a meaningful evaluation of current versus past business results or the expense levels required to support TIBCO’s operating plan.

Investment Activities

TIBCO records gains or losses on its equity investments based on its pro-rata share of gains or the net losses of the investment. These gains or net losses are included in TIBCO’s GAAP presentation of operating income, net income and net income per share. TIBCO’s business is not to invest in third parties, and such investments do not constitute a material portion of TIBCO’s assets. The timing and magnitude of gains and losses are unpredictable, as they are inherently based on the performance of the third party subject to a particular investment. TIBCO excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, when it evaluates the continuing business performance of TIBCO. TIBCO believes that these items do not necessarily reflect expected future operating expense or income, nor does TIBCO believe that they provide a meaningful evaluation of current versus past business results or the expense levels required to support TIBCO’s operating plan.

The following table is a reconciliation of GAAP measures to non-GAAP for the third quarter and first nine months of fiscal 2008 and 2007, respectively.

TIBCO Software Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in thousands, except net income per share)

	Three Months Ended				Nine Months Ended
	August 31, 2008		September 2, 2007		August 31, 2008		September 2, 2007
	Operating Income	Net Income	Operating Income	Net Income	Operating Income	Net Income	Operating Income	Net Income
GAAP	$15,258	$11,113	$2,886	$4,634	$25,030	$20,120	$25,471	$24,243
Amortization of intangible assets - cost of revenue	3,989	3,989	3,686	3,686	11,788	11,788	6,497	6,497
Amortization of intangible assets - operating expense	4,156	4,156	4,058	4,058	12,531	12,531	9,000	9,000
Stock-based compensation - cost of revenue	645	645	760	760	1,972	1,972	1,818	1,818
Stock-based compensation - R&D expense	1,181	1,181	1,022	1,022	3,456	3,456	2,815	2,815
Stock-based compensation - S&M expense	1,682	1,682	1,732	1,732	5,089	5,089	4,102	4,102
Stock-based compensation - G&A expense	1,749	1,749	1,614	1,614	5,101	5,101	4,090	4,090
Acquired in-process research and development	—	—	1,600	1,600	—	—	1,600	1,600
Restructuring adjustment	—	—	(1,095)	(1,095)	—	—	(1,095)	(1,095)
Realized gain on sales of private equity investment	—	(125)	—	(64)	—	(125)	—	(64)
Income tax adjustment for non-GAAP (1)	—	(4,762)	—	(5,825)	—	(13,529)	—	(9,987)

Non-GAAP	$28,660	$19,628	$16,263	$12,122	$64,967	$46,403	$54,298	$43,019

Diluted net income per share:
GAAP		$0.06		$0.02		$0.11		$0.12

Non-GAAP		$0.11		$0.06		$0.25		$0.21

Shares used to compute diluted net income per share		183,154		200,128		186,402		209,439

(1)	The estimated non-GAAP effective tax rate was 33% and 35% for fiscal 2008 and 2007, respectively, and has been used to adjust the provision for income taxes for non-GAAP purposes.